UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2003

AMPEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20292	13-3667696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Douglas Avenue

Redwood City, California 94063-3117

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(650) 367-2011

Item 5.    Other Events.

In a press release dated October 17, 2003, Ampex Corporation announced that it had received notice from the American Stock Exchange that the Exchange intends to proceed with removal of the Company’s Common Stock from listing and registration on the Exchange, and that the Company is expected to appeal this decision. Pending resolution of the appeal, the Common Stock will continue to be listed on the Exchange. The Company’s press release is attached as an exhibit hereto, and the text of the press release is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

The following Exhibit is filed herewith:

99.1	Press Release dated October 17, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPEX CORPORATION

By:	/s/ Joel D. Talcott
Joel D. Talcott
Vice President and Secretary

Date: October 17, 2003

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release dated October 17, 2003.

*	Filed herewith.